National Amusements, Inc. SC 13G/A

EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G, dated February 12, 2021 (the “Schedule 13G”), with respect to the Class A Common Stock, par value $0.001 per share, of ViacomCBS Inc. is, and any amendments executed by us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.  This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 12th day of February, 2021.

SUMNER M. REDSTONE NATIONAL AMUSEMENTS LIFE INCOME TRUST

/s/ Thaddeus P. Jankowski
Name:	Thaddeus P. Jankowski
Title:	Trustee

SUMNER M. REDSTONE NATIONAL AMUSEMENTS PART B GENERAL TRUST

/s/ Thaddeus P. Jankowski
Name:	Thaddeus P. Jankowski
Title:	Trustee

NAI ENTERTAINMENT HOLDINGS LLC

/s/ Paula J. Keough
Name:	Paula J. Keough
Title:	Vice President

NATIONAL AMUSEMENTS, INC.

/s/ Paula J. Keough
Name:	Paula J. Keough
Title:	Vice President